Exhibit 10.16

SEQUA CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN III

FIRST AMENDMENT

THIS FIRST AMENDMENT is made by Sequa Corporation (the "'Company"') to the
Sequa Corporation Supplemental Executive Retirement Plan III, as Amended and Restated effective January 1, 2000 (the "'Plan"').

W I T N E S S E T H

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Company desires to amend the Plan to permit recognition of certain domestic relations orders which would satisfy the provisions of Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974 ("'ERISA"'), if the Plan were subject to such provision of ERISA, and which award a portion of a participant's accrued benefit under the Plan to the participant's spouse or former spouse incident to a divorce; and

WHEREAS, the Company may amend the Plan pursuant to Section 7.1 thereof;

NOW, THEREFORE, effective as of October 1, 2004, Section 8.2 of the Plan shall be deleted in its entirety and replaced with the following:

8.2	Nonalienation of Benefits Under the Plan.

(a)	Except for claims of indebtedness owing to a Participating Employer and as provided in paragraph (b) below, the interests of Participants, their Surviving Spouses or other Beneficiaries are not subject to claims, indebtedness, attachment, execution, garnishment, or other legal or equitable process, and such interests may not be voluntarily or involuntarily sold, transferred or assigned. Any attempt by a Participant, his Surviving Spouse or other Beneficiary or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge, attach, garnish or otherwise dispose of any right to benefits payable hereunder shall be void.

(b)	The provisions of paragraph (a) above shall not apply to claims pursuant to a domestic relations order which would satisfy the requirements of Section 206(d)(3)(B) of ERISA if the Plan were subject to such provision of ERISA and which awards any portion of a Participant's vested Accrued Benefit to the spouse or former spouse of the Participant ("'Alternate Payee"') incident to a divorce ("'DRO"'). A DRO may provide for distribution of the benefit of the Alternate Payee in any form permitted under Section 4.3(c) of the Plan as if the Alternate Payee were the Participant, and may provide for commencement of distributions to the Alternate Payee on the first day of any month coinciding with or next following the date on which the Participant would attain Early Retirement Age (determined without regard to whether the Participant has separated from service from all members of the Affiliated Group as of such date) (the "'Earliest Retirement Date"'), but no later than the first day of the month coinciding with or next following the date on which the Participant would attain Normal Retirement Age (the "'Latest Commencement Date"'). Notwithstanding the foregoing sentence, a DRO may permit the Alternate Payee to elect to receive his benefit in any form permitted under Section 4.3(c) and/or to elect to defer commencement of his benefit to the first day of any month following the Earliest Retirement Date that is no later than the Latest Commencement Date, and to revoke any such election and select a different form of benefit payment permitted under Section 4.3(c) and/or further defer commencement of his benefit to the first day of any month that is no later than the Latest Commencement Date, by filing an appropriate form provided by the Company, provided however that no such election or change of election shall be effective unless filed with the Company on or prior to the December 31st of the year prior to the calendar year preceding the date on which distributions to Alternate Payee are due to commence. Notwithstanding any provision of this Section 8.2 to the contrary, no recognition of a DRO under the Plan shall be permitted to the extent that such recognition would cause any Participant, Beneficiary or Alternate Payee to be in constructive receipt of any benefits under the Plan, or to recognize in income any amounts with respect to the Plan, prior to actual receipt thereof.

IN WITNESS WHEREOF, this First Amendment to the Sequa Corporation
Supplemental Executive Retirement Plan III is hereby executed on this 30th day of September, 2004.

SEQUA CORPORATION

By:/s/ Howard M. Leitner
Howard M. Leitner
Senior Vice President, Finance